                                                                    EXHIBIT 23.3

WILLIAMSON PETROLEUM CONSULTANTS, INC.

HOUSTON

MIDLAND

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent petroleum engineers, Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the use by Chesapeake Energy Corporation of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties, Effective June 30, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8400" dated September 13, 1996 and to the references to our firm included in or made part of the Registration Statement on Form S-3 of Chesapeake Energy Corporation filed with the Securities and Exchange Commission on October 28, 1996 as amended by Amendment No. 1 to be filed on or about November 18, 1996. We also consent to the incorporation by reference of this consent and the Form S-3 into a subsequent registration statement relating to the foregoing offering to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.


                                            WILLIAMSON PETROLEUM
                                            CONSULTANTS, INC.

                                            Williamson Petroleum Consultants,
                                            Inc.

Houston, Texas

November 18, 1996


1010 Lamar Street
Suite 1000
Houston, Texas
77002-6314
713.658.8278
FAX 713.658.0218